UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 7, 2007
(Date of earliest event reported)

TELKONET, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah	001-31972	87-0627421
(State of Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown MD 20876
(Address of Principal Executive Offices)

240-912-1800
(Registrant’s Telephone Number)

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 7, 2007, Telkonet sold its interest in BPL Global, Ltd., a privately-held company, for an aggregate purchase price of $2,000,000 in cash to certain existing stockholders of BPL Global.  There were no commissions paid by the Company in connection with this transaction. In early 2005, Telkonet invested a total of $131,044 in BPL Global.

Item 9.01. Financial Statements and Exhibits.

(a)   Financial statements of Business Acquired.

None.

(b)   Pro forma financial information.

None.

(c)   Shell Company Transactions.

None.

(d)   Exhibits.

2	Stock Purchase Agreement, dated November 7, 2007, by and among Telkonet, Inc. and certain stockholders of BPL Global, Ltd.

99	Press Release, dated November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELKONET, INC.

Date: November 8, 2007
By: /s/ Richard J. Leimbach
Richard J. Leimbach
Vice President, Finance